UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

FGI Industries Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
◻	Fee paid previously with preliminary materials
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholder:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of FGI Industries Ltd. The meeting will be held on June 1, 2023, at 9:00 a.m. (Eastern Time), at the offices of Faegre Drinker Biddle & Reath LLP located at 600 Campus Drive, Florham Park, New Jersey 07932. On or about May 1, 2023, a full set of proxy materials will be mailed to each shareholder.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. Please vote by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so by following the procedures described in the proxy statement even if you have previously voted.

Anyone who attends the meeting in person will need to comply with state and local safety guidelines for attending such events. Accordingly, please note that you may be required to wear a self-provided mask and agree to practice social distancing to access the venue and attend the meeting. If you are experiencing any symptoms of COVID-19, or you suspect or believe that you have COVID-19 or were exposed to COVID-19 in the two weeks leading up to the meeting, then we ask that you please do not attempt to attend the meeting in person.

Sincerely,

John Chen
Executive Chairman

FGI INDUSTRIES LTD.

906 Murray Road

East Hanover, NJ 07869

(952) 942-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 1, 2023

To the Shareholders of FGI Industries Ltd.:

Notice is hereby given that the 2023 Annual Meeting of Shareholders of FGI Industries Ltd. will be held on June 1, 2023, at 9:00 am. (Eastern Time), at the offices of Faegre Drinker Biddle & Reath LLP located at 600 Campus Drive, Florham Park, New Jersey 07932, for the following purposes:

1.	Election of five directors, each for a one-year term;
2.	Ratification of the selection of Marcum LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

to act on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on April 6, 2023 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

/s/ John Chen John Chen
Executive Chairman

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on June 1, 2023

i

FGI INDUSTRIES LTD.

Proxy Statement

2023 Annual Meeting of Shareholders

June 1, 2023

9:00 a.m. ET

GENERAL INFORMATION

Proxies are being solicited by the Board of Directors (the “Board”) of FGI Industries Ltd., a Cayman Islands corporation (the “Company,” “we,” “us” or “our”), for use in connection with the annual meeting of shareholders to be held on June 1, 2023 and at any adjournment thereof. Only shareholders of record at the close of business on April 6, 2023 will be entitled to vote at such meeting.

The address of our principal executive office is 906 Murray Road East Hanover, NJ 07869 and our telephone number is (973) 428-0400. The mailing of this proxy statement and a proxy card to shareholders will commence on or about May 1, 2023.

Ordinary Shares Outstanding on Record Date

Our ordinary shares, par value $0.0001 per share, is our only outstanding voting security. At the close of business on April 6, 2023, which is the date selected by the Board for determining shareholders entitled to notice of and to vote at the meeting, there were 9,500,000 ordinary shares issued and outstanding, each of which is entitled to one vote at the meeting.

Vote Required on Proposals

1.	Election of Directors— Provided that a quorum is present at the meeting, directors will be elected by a majority of the votes cast.
2.	Ratification of Auditors—The affirmative vote of the holders of a majority of the common shares present or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a shareholder who abstains or does not otherwise vote at the meeting or by proxy (including broker non-votes) will not be counted for the election of directors. An abstention will have the effect of a vote against the ratification of auditors. A shareholder who does not vote at the meeting, by proxy (including broker non-votes) or otherwise, on the ratification of auditors will have no effect on the outcome of that proposal.

Expenses of Soliciting

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and we have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

Shareholder Proposals

Shareholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our Annual Meeting of Shareholders to be held in 2024 must follow the procedures and requirements of the federal securities laws, including Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely, such proposals must be received by us at our principal executive office no later than January 2, 2024. Any notice of a shareholder proposal must also satisfy the timing and content requirements of our Articles of Association in respect of a Members' requisition.

Assuming that our next annual meeting of shareholders is held not more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, we must receive notice of a shareholder’s intention to propose an item of business or nominate persons for election as a director on or before February 2, 2024. A shareholder’s notice will not be deemed to be submitted until we have received all of the required information.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the annual meeting of shareholders to be held in 2024 is changed by more than 30 calendar days from the anniversary of this year’s annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting is first made. Accordingly, unless the date of the 2024 annual meeting date changes by more than 30 calendar days from the previous year, we must receive such notice no later than April 2, 2024.

Meeting Admission

All shareholders as of the record date, or their duly appointed proxy holders, may attend the meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend or vote at the meeting.

Anyone who attends the meeting in person will need to comply with state and local safety guidelines for attending such events. Accordingly, please note that you may be required to wear a self-provided mask and agree to practice social distancing to access the venue and attend the meeting. If you are experiencing any symptoms of COVID-19 or you suspect or believe that you have COVID-19 or were exposed to COVID-19 in the two weeks leading up to the meeting, then we ask that you please do not attempt to attend the meeting in person.

How to Vote

We encourage you to vote promptly. Your methods of voting may differ depending on whether you are a “street name” or a “shareholder of record.”

If your shares are held in the name of a stockbroker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization, then you are a “street name” holder and you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

If you hold your shares directly, then you are a “shareholder of record” and you may vote your shares in advance of the meeting using the mail method described on your proxy card or other voting instructions from the holder of record, including:

By Mail

If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.

At the Meeting

All shareholders of record as of the record date may vote in person at the meeting. Even if you plan to attend the meeting in person, the Company requests that you vote ahead of time using one of the other methods above to ensure that your vote is counted.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name) or (3) vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on June 1, 2023

PROPOSAL 1:

ELECTION OF DIRECTORS

Our business is overseen by our Board with the number of directors fixed from time to time by the Board. Upon election, each director serves for a term of one year. Our Board currently consists of the following:

Name	Age	Position(s)
David Bruce	57	Chief Executive Officer and President, Director
John Chen	44	Executive Chairman, Director
Todd Heysse	50	Director
Kellie Zesch Weir	44	Director
Jae Chung	56	Director

Upon the recommendation of its Nominating and Corporate Governance Committee, the Board has fixed at five the number of directors to be elected at the meeting and has nominated Ms. Weir, Mr. Bruce, Mr. Chen, Mr. Heysse, Mr. Chung to stand for election, each to serve a term to expire at the conclusion of the succeeding annual meeting of shareholders after her or his election, to hold office following election and qualification until her or his successor has been duly elected and qualified.

It is intended that the proxies solicited on behalf of the Board (other than proxies reflecting votes against or abstentions as to one or more nominees) will be voted at the meeting for the election of the above-identified nominees. If any nominee is unable to serve, the common shares represented by all of these proxies will be voted for the election of a substitute as the Board may recommend.

The Board knows of no reason why either of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was selected.

The following provides certain information regarding the nominees for the office of director and the current directors whose terms are scheduled to expire after the meeting:

David Bruce.   Mr. Bruce has served as our Chief Executive Officer and President and a director since our incorporation. Prior to his election, Mr. Bruce served as the Executive Vice President of the Kitchen & Bath division of FGI USA from 2009 until 2021 where he was responsible for development of all sales, marketing, customer and supplier strategies. Prior to that, he worked in various sales functions at FGI USA from 1997 to 2008. Previous to his time at FGI USA, Mr. Bruce spent over 8 years working in the retail industry. Mr. Bruce received a Bachelor of Science in Management from Kean University in New Jersey. We believe Mr. Bruce’s broad experience in sales and strategy and institutional knowledge of FGI USA qualify him to serve on our board of directors.

John Chen. Mr. Chen has served as our Executive Chairman since our incorporation. Prior to his election, Mr. Chen served as Executive Vice President of Corporate Development for FGI USA from 2019 until 2021 where his primary responsibilities included corporate strategy, financial controls and capital allocation oversight. Prior to joining FGI USA, Mr. Chen spent 11 years in the investment management industry as an equity research analyst for Davis Selected Advisors from 2007 to 2018 and just under two years as a securities lawyer for Milbank, Tweed, Hadley & McCloy from 2005 to 2007. Mr. Chen received a Bachelor of Arts from the University of Chicago and a Juris Doctor from Georgetown University Law Center. We believe Mr. Chen’s strategic and management experience and institutional knowledge of FGI USA qualify him to serve on our board of directors.

Todd Heysse. Mr. Heysse has served as Treasurer and Vice President of Corporate Finance at Facebook, Inc. (now Meta Platforms, Inc.) since October 2018. His primary responsibilities include leading the company's cash management, corporate finance, and business risk and insurance functions. Prior to this position, Mr. Heysse served as Vice President of Financial Planning & Analysis with Snap Inc. from December 2016 through December 2017 as well as various corporate finance and planning roles within Facebook, Inc.’s corporate finance team from 2011 to 2016. Mr. Heysse received a Bachelor of Science from Stanford University and a Master’s in Business Administration from Columbia Business School. We believe Mr. Heysse’s experience in corporate finance positions with large public companies, knowledge and expertise on public company disclosure requirements and investment management experience including evaluation and analysis of global public companies qualify him to serve on our board of directors.

Kellie Zesch Weir.   Ms. Weir is a partner and a portfolio manager with Brown Advisory, a financial consulting company, where she provides individuals, families and institutions with strategic investment solutions and advice. Prior to joining Brown Advisory in 2017, Ms. Weir was a senior vice president and head of investment manager research at Chilton Trust Company, a wealth management company. Prior to this, she was a vice president at Birchwood Investments, a single family office where she managed alternative assets. Ms. Weir started her career at Cambridge Associates, where she provided investment advice to endowments and families. Ms. Weir received a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill, and she is also a Chartered Financial Analyst charter holder. We believe Ms. Weir’s experience in portfolio management and wealth management and expertise in environmental, social and governance initiatives and standards qualify her to serve on our board of directors.

Jae Chung.   Mr. Chung served as Vice President of Oakmont Corporation, a family investment office, from 2015 through May 2021 where he helped manage its public securities portfolio. Prior to that, Mr. Chung served as Co-Portfolio Manager of Evermore Global Advisors, an investment company, from 2009-2011. From 2003-2009, he served on the Fund Management Team at Davis Selected Advisors. Previous to that, Mr. Chung was a founding member of Marcstone Capital Management, a long/short Europe-focused hedge fund, from 2000-2003. Prior to that, he was a Co-Portfolio Manager of the Discovery and European Funds at Franklin Mutual Advisors from 1996-2000. Mr. Chung received his Bachelor of Arts from Yale University. We believe Mr. Chung’s experience in the investment management industry and expertise in strategic, financial and operational analysis of public and private companies qualify him to serve on our board of directors.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the five nominees to the Board. The election of each nominee requires the affirmative vote of a simple majority of the votes cast, whether in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present. Except as otherwise directed, the proxies will vote all valid proxies for each of the five nominees identified above.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of Todd Heysse, Kellie Zesch Weir and Jae Chung are independent under applicable The Nasdaq Stock Market LLC (“Nasdaq”) rules and, accordingly, none of our directors, with the exception of David Bruce and John Chen, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under applicable Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director, and the transactions involving them. None of our directors are related to any other director, director nominee or executive officer of the Company.

Director Attendance at Annual Meetings

The Company does not have a formal annual meeting attendance policy.

Board Diversity Matrix (as of April 6, 2023)

The following table summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Rule 5605(f). Each term used in the table has the meaning given to it in that rule and related instructions.

Total Number of Directors	5
				Did Not Disclose
	Female	Male	Non-Binary	Gender
PART I: GENDER IDENTITY
Directors	1	4	—	—
PART II: DEMOGRAPHIC BACKGROUND
African American or Black	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

Board Leadership Structure

We have separate individuals serving as Executive Chairman and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Executive Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe that this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks applicable to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to risks primarily relating to the Company’s financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the Board committees, with respect to their areas of responsibility for risk oversight.

Policies as to Hedging and Company Securities

Our insider trading policy provides that Company directors, officers and other employees (and their designees) are prohibited from, among other things: (a) purchasing Company securities on margin or pledging Company securities; (b) short selling Company securities; (c) buying or selling put or call options on Company securities; (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the Company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; or (e) engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans. Certain family and household members and other persons or entities whose decisions are directed, influenced or controlled by a covered person are also subject to the prohibition.

Board and Committee Meetings

During 2022, the Board held five meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by applicable state law and the Company’s Certificate of Incorporation, as amended. Each director attended at least 75% of the meetings of Board and any committee on which they serve during the most recently completed fiscal year.

Committee Membership

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The following table sets forth the current membership of each of the Board’s standing committees:

Board Committee
			Nominating and	Independent
Corporate
	Audit	Compensation	Governance	Director
David Bruce	—	—	—	—
John Chen	—	—	—	—
Todd Heysse	Chair	Member	—	✓
Kellie Zesch Weir	Member	—	Chair	✓
Jae Chung	Member	Chair	Member	✓

Our Board has evaluated independence for the members of each committee in accordance with Nasdaq listing standards and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of Nasdaq.

Audit Committee

Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy Nasdaq and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of Marcum, LLC to serve as the Company’s independent registered public accounting firm for 2023. The Audit Committee held three meetings during 2022.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the Nasdaq listing standards and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Heysse qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.fgi-industries.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the annual report on Form 10-K for 2022 with management;
(2)	discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards and the SEC; and
(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Todd Heysse

Kellie Zesch Weir

Jae Chung

Compensation Committee

Our Board has affirmatively determined that each of the members of the Compensation Committee satisfy the additional independence requirements for compensation committee members pursuant to the Nasdaq listing standards.

The Board has authorized the Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. In 2022, the Compensation Committee engaged HR Enterprises, LLC as a compensation consultant to assist in determining the amount of compensation for executive officers. The Chief Executive Officer may give the Compensation Committee input in regard to the compensation of the other executive officers, but the Chief Executive Officer is not present during voting or deliberations relating to his own compensation. The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.fgi-industries.com. The Compensation Committee held two meetings during 2022.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Corporate Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Corporate Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.fgi-industries.com. The Nominating and Corporate Governance Committee held four meetings during 2022.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Shareholders may recommend a nominee to be considered by the Nominating and Corporate Governance Committee by submitting a written proposal to the Chief Financial Officer, at 906 Murray Road East Hanover, NJ 07869. Any notice of a shareholder nomination must satisfy the timing and content requirements of our Articles of Association in respect of a Members' requisition and must be accompanied by a written statement from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Corporate Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having sound judgement and integrity, reputation, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

●	appropriate size and diversity of the Board;
●	needs of the Board with respect to particular talent and experience;
●	knowledge, skills and experience of a nominee;
●	experience in the Company’s industry and other business matters;
●	the ability to devote sufficient time to the Board
●	familiarity with legal and regulatory requirements;

●	the desire to balance the benefit of continuity with the periodic integration of a fresh perspective provided by a new member.

The Nominating and Corporate Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Corporate Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any shareholder wishing to communicate with the Board should send the communication, in written form, to our corporate secretary at the Company’s principal place of business at 906 Murray Road East Hanover, NJ 07869. The corporate secretary will promptly send the communication to each member of the Board identified on the communication.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for 2022, except that one purchase was reported a day late for Mr. Heysse due to an administrative error.

EXECUTIVE OFFICERS

As of the date of this proxy statement, the executive officers of the Company consisted of the following individuals:

Name	Age	Position(s)
David Bruce	56	Chief Executive Officer and President, Director
John Chen	44	Executive Chairman, Director
Perry Lin	47	Chief Financial Officer
Bob Kermelewicz	61	Executive Vice President, FGI USA
Jennifer Earl	48	Executive Vice President, FGI Canada
Norman Kroenke	60	Executive Vice President, FGI Europe

The biographies for David Bruce and John Chen, our Chief Executive Officer and President and Executive Chairman, respectively, are set forth above under Proposal One – Election of Directors.

Perry Lin. Mr. Lin has served as our Chief Financial Officer since our incorporation. Prior to his election, Mr. Lin served as Vice President of Corporate Finance for FGI USA from 2020 until 2021. Prior to that, Mr. Lin was a Corporate Controller for FGI USA from 2011 until 2019. In his previous roles at FGI, Mr. Lin was responsible for all aspects of FGI USA’s financial planning, accounting, reporting and cash flow management. Prior to joining FGI USA, Mr. Lin served as audit manager at KPMG for ten years. Mr. Lin received a Bachelor’s degree in Accounting from Tamkang University in Taiwan and a Master’s in Business Administration from Quincy University. Mr. Lin is also a certified public accountant and a member of the American Institute of Certified Public Accountants.

Bob Kermelewicz. Bob Kermelewicz is the Executive Vice President of FGI USA. Prior to this position, Mr. Kermelewicz spent 23 years as an Executive Vice President of the Kitchen & Bath Division at Foremost Groups, Inc. Prior to Foremost he spent 3 years as a National Sales Manager for a Canadian based company in the Heating and Cooling Industry and was sole owner of his own independent sales agency for 15 years before that. Mr. Kermelewicz received his B.A. from Norwich University and served in the United States Air Force as a Telecommunications Specialist.

Jennifer Earl. Jennifer Earl is the Executive Vice President of FGI Canada. Prior to her position with the Company, Ms. Earl worked at Foremost Groups, Inc. for 23 years in various roles including sales, product development, and marketing. Prior to Foremost she spent 7 years working in the kitchen and bath retail sectors.

Norman Kroenke.   Norman Kroenke is the Executive Vice President of FGI Europe. Prior to his election, Mr. Kroenke served as the Executive Vice President of Foremost International GmbH & Co.KG., a position he held for over 15 years, during which time he focused on building a European sales presence for Foremost’s sanitaryware platform. From 1995-2005 Mr. Kroenke was a member of the management board for Sanitop, the biggest wholesale sanitaryware-provider in Germany.

PROPOSAL 2:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, acting on the recommendation of its Audit Committee, has selected Marcum, LLC (“Marcum”) as the Company’s independent registered public accounting firm for 2023. Marcum was the Company’s independent registered public accounting firm for the most recently completed fiscal year.

Notwithstanding its selection of Marcum, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment of Marcum is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of Marcum is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Independent Registered Public Accounting Firm Fees

The following table presents fees billed by Marcum to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided for the fiscal years identified:

Category	2022	2021
Audit Fees(a)	$398,000	$456,000
Audit-Related Fees(b)	—	—
Tax Fees(c)	—	—
All other Fees	—	—
Total	$398,000	$456,000

(a)	Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(b)	Audit-related fees represent fees for services relating to comfort letters, consents and registration statement filings.
(c)	Tax fees consist of professional fees primarily for tax compliance services.

Marcum did not provide any other services to the Company in the periods covered other than those summarized above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that could require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during 2022, as applicable, were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of Marcum as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present.

EXECUTIVE COMPENSATION

The following discussion focuses on compensation paid for 2022 to the following named executive officers, as defined under U.S. Securities and Exchange Commission rules (the “Named Executive Officers” or “NEOs”):

●	David Bruce, Chief Executive Officer;
●	John Chen, Executive Chairman;
●	Bob Kermelewicz, Executive Vice President, FGI USA

Executive Compensation Components for 2022

We provide a compensation package to our executive officers, including base salary, bonus incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans, automobile allowance and life insurance premiums. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of stock options. Our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans or employee stock purchase plans, and the Board may grant equity awards to the executives thereunder.

Base Salary

Salaries for our executive officers are determined and paid on an annual basis and, for 2022, were established by our Compensation Committee in accordance with the terms of any executive officer’s employment agreement with the Company.

Mr. Bruce had a base salary of $237,835 from January 1, 2021 through December 31, 2021. On January 24, 2022, the Company entered into an employment agreement with Mr. Bruce that provides for Mr. Bruce’s continued service as the Company’s Chief Executive Officer. In accordance with the employment agreement, Mr. Bruce’s annual base salary was increased to $300,000 effective as of January 24, 2022. The employment agreement also provides the chief executive officer with a monthly car allowance.

Mr. Chen had an annual base salary of $250,000 from January 1, 2021 through December 31, 2021. For 2022, Mr. Chen’s salary was adjusted to $200,000 annually.

Mr. Kermelewicz had an annual base salary of $231,256 from January 1, 2021 through December 31, 2021. On January 24, 2022, the Company entered into an employment agreement with Mr. Kermelewicz that provides for Mr. Kermelewicz’s continued service as the Company’s Executive Vice President, USA. In accordance with the employment agreement, Mr. Kermelewicz’s annual base salary was increased to $250,000 effective as of January 24, 2022.

The Compensation Committee references publicly available data in establishing base salaries of executive officers following our initial public offering. The Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Compensation Committee sets the compensation for each executive officer. The Chief Executive Officer is not present during the committee’s deliberations or voting on his compensation.

Management Incentive Plan

The Company maintains an annual bonus plan under which our Named Executive Officers, together with other executives and key employees of the Company, are eligible to earn an annual bonus based on the level of achievement of corporate objectives, individual objectives, or a combination of the two. In May 2022, the Compensation Committee established incentive bonus targets for executive officers of the Company, including the Named Executive Officers to provide an opportunity for each participant to earn a cash bonus based on performance against established objectives. For 2022, the payout for each of our Named Executive Officers was determined based on the level of achievement of corporate objectives. MIB awards were based half on Adjusted Net Income targets and half on Return on Invested Capital (“ROIC”) targets. While 2022 performance was below target levels for both Adjusted Net Income and ROIC, the Compensation Committee used its discretion to award each of the Named Executive Officers received a cash incentive payment in the amount disclosed in the Summary Compensation Table, representing approximately 50% of target. The  discretionary payout of less than target was designed to capture extenuating circumstances in 2022 during the first year in which the Company was publicly traded.

Equity Compensation

The Company maintains the 2021 Equity Incentive Plan to assist in attracting, retaining, motivating and rewarding certain key employees, officers, directors, and consultants, including the Named Executive Officers, which promotes the creation of long-term value for shareholders by closely aligning the interests of such individuals with those of our shareholders.

In 2022, our Named Executive Officers received a mix of stock options and restricted shares that are both service-based and performance-based. For 2022, the share option grants vest based on the achievement of Adjusted Net Income and ROIC over the relevant performance period. The performance based RSUs vest based on ROIC over a three-year vesting period.

Perquisites and Other Benefits

We believe that providing limited perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full-time employees. The goal of these programs is to promote health and welfare benefits.

Employment Agreements

In connection with our initial public offering, we entered into employment agreements with our Chief Executive Officer and Chief Financial Officer. The following is a summary of the material terms of such employment agreements.

David Bruce

On January 24, 2022, we entered into an employment agreement with our chief executive officer. Under this agreement, Mr. Bruce is entitled to an annual base salary and such discretionary performance bonuses as the Compensation Committee may determine, from time to time, in its sole discretion. The base salary is reviewed annually by our compensation committee and board of directors. The executive is also be eligible to participate in any bonus and incentive programs available to executives and may be eligible for share option grants under our Employee Stock Purchase Plan or equity grants under the 2021 Equity Plan. The employment agreement also provides executive with a car allowance of up to $900 per month. The employment agreement may be terminated by the executive or our company without cause on 90 days prior written notice.

The employment agreement may be terminated by the executive or our company without cause on 90 days prior written notice but may be terminated by our company immediately for cause. If employment is terminated by our company without cause, the executive will be entitled to receive, in return for a timely executed and delivered release and continued

compliance with executive’s confidentiality and non-competition covenants, (i) an aggregate amount equal to one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) a pro-rated portion of any annual bonus that executive would have been entitled to had his employment not be terminated and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of our company for up to 12 weeks following the termination date.

If the employment is terminated for cause, or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid incentive award as of the termination date. For purposes of these employment agreements, “cause” means any one of the following: (i) executive’s willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of the employment agreement which results in a material loss to our company or any affiliate; (ii) executive’s conviction of a crime or act involving moral turpitude or a final judgment rendered against executive based upon actions of executive which involve moral turpitude; (iii) executive’s failure to comply with our policies, procedures, practices or directions, as determined by us or our board of directors in its sole discretion; (iv) any other reason recognized as “cause” under applicable law; (v) executive’s commission of fraud, embezzlement, theft or misappropriation of any monies, assets or properties of our company or any of our parents, subsidiaries, affiliates or employees; (vi) conviction of, or plea of nolo contendere to, any felony; or (vii) executive’s material breach of the employment agreement. No act, or failure to act, on executive’s part shall be “willful” unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interests of our company or its affiliates.

Robert Kermelewicz

On January 24, 2022, we entered into an employment agreement with our Mr. Kermelewicz as our Executive Vice President, USA. Under this agreement, the Mr. Kermelewicz is entitled to an annual base salary, initially $250,000 and such discretionary performance bonuses as the Compensation Committee may determine, from time to time, in its sole discretion. The base salary is reviewed annually by our compensation committee and board of directors. The executive will also be eligible to participate in any bonus and incentive programs available to executives, and may be eligible for share option grants under our Employee Stock Purchase Plan or equity grants under the 2021 Equity Plan. The employment agreement also provides executive with a car allowance of up to $660 per month and the Company will maintain a life insurance policy on Mr. Kermelewicz of no less than $100,000.

The employment agreement may be terminated by the executive or our company without cause on 90 days prior written notice, but may be terminated by our company immediately for cause. If employment is terminated by our company without cause, the executive will be entitled to receive, in return for a timely executed and delivered release and continued compliance with executive’s confidentiality and non-competition covenants, (i) an aggregate amount equal to one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) a pro-rated portion of any annual bonus that executive would have been entitled to had his employment not be terminated and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of our company for up to 12 weeks following the termination date.

If the employment is terminated for cause, or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid incentive award as of the termination date. For purposes of these employment agreements, cause means any one of the following: (i) any act or omission of executive, including, but not limited to misconduct, negligence, unlawfulness, dishonesty, inattention to the business, conflict of interest or competitive business activities, which, as determined by our company or our board of directors, in its sole discretion, may be detrimental to our interests; (ii) executive’s failure to comply our policies, procedures, practices or directions, as determined by our company or our board of directors in its sole discretion; (iii) any other reason recognized as “cause” under applicable law; (iv) executive’s commission of fraud, embezzlement, theft or misappropriation of any monies, assets or properties of our company or any of our parents, subsidiaries, affiliates or employees; (v) conviction of, or plea of nolo contendere to, any felony; or (vi) executive’s breach of the employment agreement.

Summary Compensation Table

The following table provides information regarding the compensation earned for 2022 and 2021 by our Named Executive Officers:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)	($)

David Bruce	2022	300,000	41,000	218,700	129,178	—	28,248	717,126
Chief Executive Officer	2021	237,835	96,636	—	—	—	12,371	346,842
John Chen	2022	200,000	40,000	164,325	93,426	—	—	497,751
Executive Chairman	2021	250,000	—	—	—	—	1,151	251,151
Robert Kermelewicz	2022	250,000	19,620	132,075	4,791	—	8,571	415,057
Executive Vice President	2021	231,256	18,124	—	—	—	8,571	257,951

(1)	The value of restricted stock units in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)	The value of option awards in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)	For Mr. Bruce, amounts included in “All Other Compensation” include a car allowance totaling $20,033 in 2022 (including a down payment) and $10,286 in 2021.

Outstanding Equity Awards at December 31, 2022

The following table sets forth certain information regarding equity awards granted to our Named Executive Officers and outstanding as of December 31, 2022:

			Option Awards				Stock Awards
			Number of	Number of
			Securities	Securities			Number of	Market Value
			Underlying	Underlying			Shares of	of Shares of
			Unexercised	Unexercised	Option	Option	Stock That	Stock That
			Options (#)	Options (#)	Exercise Price	Expiration	Have Not	Have Not
Name	Grant Date		Exercisable	Unexercisable	($)	Date	Vested (#)	Vested ($)(5)
David Bruce	5/11/2022	(1)	—	84,112	2.26	5/11/2022	—	—
	5/11/2022	(2)	—	—	—	—	39,823	85,619
	3/30/2022	(3)	—	27,397	3.07	3/30/2022	—	—
	1/24/2022	(4)	—	—	—	—	33,000	70,950
John Chen	5/11/2022	(1)	—	56,075	2.26	5/11/2022	—	—
	5/11/2022	(2)	—	—	—	—	26,549	57,080
	3/30/2022	(3)	—	23,375	3.07	3/30/2022	—	—
	1/24/2022	(4)	—	—	—	—	26,750	57,513
Robert Kermelewicz	5/11/2022	(2)	—	—	—	—	16,953	36,449
	4/13/2022	(3)	—	4,060	2.52	—	—	—
	1/24/2022	(4)	—	—	—	—	24,250	52,138

(1)

Represents performance stock option award, which is contingent on certain performance criteria being met as well as continued employment on the applicable schedule, which is one-third of the shares vested on the first anniversary of grant date then 1/36 in equal monthly installments over the next two years.

(2)	Represents performance restricted stock unit award. Contingent on certain performance criteria being met over a three year performance period from 2022 to 2024.
(3)	Represents non-qualified stock option award which vests as to one-third of the shares on the first anniversary of the grant date then in 24 equal monthly installments thereafter.
(4)	Represents a service based restricted stock unit award. Vests in three equal installments in the first, second and third anniversary of the grant date.

(5) The market value of these unvested awards was calculated using the closing price of our common shares as of December 30, 2022, the last trading day of the year, which was $2.15.

DIRECTOR COMPENSATION

We pay our non-employee directors $40,000 in cash annually, along with an annual share option award in an amount to be determined by the compensation committee from time to time. In 2022, each director was given 9,695 options to purchase common shares and performance-based restricted stock units with a grant date fair value of $12,000. The chairs of the nominating and corporate governance and compensation committees will receive an additional $10,000 in cash annually, and the audit committee chair will receive an additional $15,000 in cash annually. Members of each committee other than the chair will receive an additional $3,000 in cash annually.

The following table provides information regarding compensation paid to and earned by non-employee directors during 2022:

	Fees Earned or
	Paid in Cash	Option Awards	Stock Awards	Total
Non-Employee Director	($)(1)	($)(2)	($)(3)	($)
Jae Chung	50,615	13,864	12,000	76,479
Todd Heysse	52,423	13,864	12,000	78,287
Kellie Zesch Weir	47,904	13,864	12,000	73,768

(1)	Director fees paid were partially prorated for the portion of the year preceding the Company’s IPO.
(2)

This column lists the aggregate grant date fair value of options awarded to directors pursuant to the 2021 Plan, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

This column lists the aggregate grant date fair value of performance-based restricted stock awards awarded to directors pursuant to the 2021 Plan, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of December 31, 2022:

	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
Plan Category	warrants and rights	warrants and rights	equity compensation plans
Equity compensation plans approved by security holders	677,219(a)	$2.54 per share	1,750,218(b)
Equity compensation plans not approved by security holders	—	—	—
Total	677,219	$2.54 per share	1,750,218

(a)	Of these shares, 196,118 were subject to non-qualified share options, 183,750 were subject to unvested restricted share units, 112,724 were subject to unvested performance-based restricted share units at target and 184,627 were subject to unvested performance-based options at target.
(b)	1,250,281 of these shares were available for issuance under our 2021 Equity Plan and 500,000 were available under our Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements for our directors and executive officers, which are described in “Executive Compensation.”

Reorganization

In connection with our internal restructuring and spin-out from Foremost prior to our IPO (the “Reorganization”), we are party to several supply, manufacturing and purchase agreements with Foremost and its affiliates. Foremost, our parent entity, holds approximately 72% of our ordinary shares as of the date of this report.

Shared Services Agreements

On January 14, 2022, FGI USA entered into the FHI Shared Services Agreement with FHI, a wholly-owned subsidiary of Foremost, the largest holder of our ordinary shares. Pursuant to the FHI Shared Services Agreement, FGI USA provides FHI with general and administrative services, information technology systems services and human resources services, as well as warehouse space services and supply chain services in the United States. Under the FHI Shared Services Agreement, FHI will reimburse any reasonable and documented out-of-pocket fees incurred by FGI USA as well as pay a service fee for each service. For warehouse services, FHI will pay FGI USA a $500,000 annual fee as well as a fee equal to 4% of gross product sales of all products stored in such warehouses. For all other services provided, FHI will pay a service fee equal to the total costs incurred by FGI USA for such service generally divided by the number of FHI employees relative to FGI USA employees. The FHI Shared Services Agreement renews automatically annually unless cancelled by either party upon the giving of at least 60 days in advance of the expiration of the then-current term. Total amounts paid to FHI under the FHI Share Services Agreement in 2022 were $1,122,996.

On January 14, 2022, FGI USA entered into the Worldwide Shared Services Agreement with Foremost Worldwide, a wholly-owned unconsolidated subsidiary of Foremost, pursuant to which Foremost Worldwide provides FGI USA with general and administrative services, information technology system services and human resources services in Taiwan. The terms of the Worldwide Services Agreement as between the service provider and recipient are substantially identical to those of the FHI Shared Services Agreement, including service fee and termination provisions, with Foremost Worldwide providing services and FGI USA paying Foremost Worldwide for such services. Total amounts paid to Foremost Worldwide under the Worldwide Shared Services Agreement in 2022 were $126,745. On January 1, 2023, the Worldwide Services Agreement was amended and restated to include additional services.

Sourcing and Purchase Agreements

On January 14, 2022, the Company entered into a Global Sourcing Agreement with Foremost Worldwide (the “Global Sourcing Agreement”), pursuant to which Foremost Worldwide sources and sell products to the Company, including wooden furniture, cabinetry and shower systems for the bath and kitchen markets. Foremost Worldwide sources manufacturers and negotiate non-binding pricing for such products on behalf of the Company. The Company will pay Foremost Worldwide a commission of 2.5% for all products purchased pursuant to the Global Sourcing Agreement. On January 1, 2023, the Global Sourcing Agreement was amended and restated to modify the pricing and product schedule, such that moving forward, commissions on bath furnishings will range between 4.5% and 2% depending on total sales volumes. Commissions on kitchen furnishings will remain at 2.5%

On January 28, 2022, the Company entered into a Sales and Purchase Agreement with Foremost Worldwide, pursuant to which the Company purchases certain products from Foremost Worldwide, including bath furniture products, at a 2.5% mark-up above Foremost Worldwide’s “free on board” sales price. The terms of this agreement supersede the terms of the Global Sourcing Agreement for products covered by both agreements.

The total amounts paid by the Company to Foremost and its affiliates in 2022 under these sourcing and purchase agreements was $5,812,457.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Registration Rights Agreement

In connection with the Company’s initial public offering in January 2022, we entered into a registration rights agreement with Foremost. This agreement provides Foremost, and its permitted transferees, with “demand” registrations, which will require us to register Foremost’s resale of shares of our ordinary shares under the Securities Act of 1933. Foremost is also entitled to customary “piggyback” registration rights and entitled to participate on a pro rata basis in any registration of an offering of our ordinary shares under the Securities Act that we may undertake. The registration rights agreement also requires us to maintain an effective shelf registration statement with respect to shares registered pursuant to the registration rights agreement, requires that we will pay certain expenses relating to such registrations and requires that we indemnify the shareholder against certain liabilities which may arise under the Securities Act of 1933.

Potential Support of Foremost Operations

From time to time, FGI may provide loans or other operational support to Foremost to assist Foremost in capital expenditures or other efforts related to the manufacturing services that Foremost provides to FGI. Any such loan or other transaction would be subject to review and approval under the Company’s related party transaction policy described below, and would be expected to be on arm’s length terms and market interest rates.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy covering any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

Except as described above under “Potential Support of Foremost Operations”, all related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our board of directors.

Director Independence

Under the Nasdaq Marketplace Rules, or the Nasdaq Listing Rules, each committee of our board of directors must be comprised of at least one independent member at the time of listing, a majority of independent directors no later than 90 days after such date and solely independent directors within one year after such date.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our board of directors has determined that Todd Heysse, Kellie Zesch Weir and Jae Chung are independent under applicable Nasdaq rules and, accordingly, none of our directors, with the exception of David Bruce and John Chen, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under applicable Nasdaq rules.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Beneficial Ownership

The following table shows how many ordinary shares the directors, nominees, and Named Executive Officers, individually and collectively with all executive officers, beneficially owned as of April 15, 2023. The percent of class owned is based on 9,500,000 ordinary shares outstanding as of that date.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options and restricted stock units that are vested currently or become vested within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them, and the address for each person or entity listed in the table is FGI Industries Ltd., 906 Murray Road, East Hanover, NJ 07869.

	Number of	Options
	Shares	Exercisable
	Beneficially	Within 60
	Owned	Days	Percentage
Greater than 5% Shareholders:
Foremost Groups Ltd.(1)	6,816,250	—	71.80%
First Wilshire Securities Management, Inc.(2)	790,511	—	8.30%
Directors and Named Executive Officers:
David Bruce(3)	11,000	40,819	*
John Chen(4)	8,917	29,555	*
Robert Kermelewicz(5)	8,083	1,579	*
Todd Heysse	84,171	4,444	*
Kellie Zesch Weir	—	4,444	*
Jae Chung	—	4,444	*
Directors and executive officers as a group (9 persons)(6)	125,421	107,437	2.4%

*	Represents less than 1% of outstanding ordinary shares.
(1)	Supreme Dragon Limited, a British Virgin Islands company (“Supreme Dragon”), owns 39.75% of the equity interest in Foremost Groups Ltd. (“Foremost”). JC Gardeners LLC, a Nevada limited liability company (“JC Gardeners”), owns 100% of the equity interests in Supreme Dragon. Chen Family Trust, a Nevada trust, owns 100% of the equity interests in JC Gardeners. Mr. Liang Chou Chen, a private investor located in New Jersey, is (a) the Manager of JC Gardeners and is authorized to vote and dispose of the equity holdings in Supreme Dragon held by JC Gardeners, (b) the grantor and investment trustee of the Chen Family Trust and is authorized to vote and dispose of the equity interests in Supreme Dragon held by the Chen Family Trust; and, therefore, (c) indirectly authorized to vote and dispose of all of the equity interests in Foremost held by Supreme Dragon. Golden Summit Holdings Limited, a British Virgin Islands company (“Golden Summit”), owns 10.0% of the equity interests in Foremost. Mr. Chen is the sole director of Golden Summit and is authorized to vote and dispose of all of the equity interests in Foremost held by Golden Summit. Thus, Mr. Chen is authorized to vote and dispose of an aggregate of 49.75% of Foremost’s voting power.
(2)	First Wilshire Securities Management, Inc. has sole voting power with respect to 745,183 of the shares and sole dispositive power with respect to 790,511 of the shares. The address of the shareholder is 1214 East Green Street, Suite 104, Pasadena, California 91106. This information is based on a Schedule 13G filed with the SEC on February 15, 2023.
(3)	Shares included in beneficial ownership consists of 11,000 shares underlying RSUs that are expected to be issued within 60 days.
(4)	Shares included in beneficial ownership consists of 8,917 shares underlying RSUs that are expected to be issued within 60 days.
(5)	Shares included in beneficial ownership consists of 8,083 shares underlying RSUs that are expected to be issued within 60 days.
(6)	Shares included in beneficial ownership includes an aggregate of 41,250 shares underlying RSUs that are expected to be issued within 60 days.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and shareholder letter. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another shareholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or shareholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please contact your broker or us. You can make a request by contacting our Chief Financial Officer, by calling (952) 942 6000 or by mail at 906 Murray Road, East Hanover, NJ 07869. If you currently participate in householding and would prefer to receive separate copies of materials for the meeting or for 2024, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for 2022, as filed with the SEC, is available on the SEC’s website, www.sec.gov, and our corporate website, www.fgi-industries.com, under “Investor Relations.” Copies of the annual report on Form 10-K will be sent to any shareholder without charge upon written request addressed to the attention of our Chief Financial Officer at FGI Industries Ltd., 906 Murray Road, East Hanover, NJ 07869. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

OTHER MATTERS

The Board knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

FGI Industries Ltd.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Signature________________________________ Signature, if held jointly___________________________________ Date__________, 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 22157 FGI Draft Proxy Card _REV2 - Front 2023 Annual Meeting of Stockholders June 1, 2023, 9:00 A.M. local time This Proxy is Solicited On Behalf Of The Board Of Directors Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided CONTROL NUMBER 1. Election of Directors. Nominees: (1) David Bruce (2) John Chen (3) Todd Heysse (4) Kellie Zesch Weir (5) Jae Chung (Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and strike a line through that nominee’s name in the list above) 2. Ratification of Marcum LLP as independent registered accounting firm for the fiscal year ending December 31, 2023. FOR AGAINST ABSTAIN PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. ALL OF THE PROPOSALS ARE PROPOSALS OF THE COMPANY. CONTROL NUMBER FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) FOR ALL EXCEPT

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  FGI Industries Ltd. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 22157 FGI Draft Proxy Card_REV2 - Back The undersigned appoints David Bruce, John Chen and Perry Lin, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of FGI Industries Ltd. held of record by the undersigned at the close of business on April 6, 2023 at the Annual Meeting of Stockholders of FGI Industries Ltd. to be held on June 1, 2023, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES LISTED IN PROPOSAL 1 TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE COMMON SHARES AT THE ANNUAL MEETING ARE EXPRESSLY REVOKED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)